Exhibit 10.5

Joinder to Share Purchase Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by Israel Secondary Fund (ISR) L.P. (the “Joining Party”) in accordance with Sections 4.3 and 4.4 of that certain the Share Purchase Agreement dated September 27, 2011 (the “Investment Agreement”) by and among Enzymotec Ltd. and investors named therein, as the same may be amended from time to time. Capitalized terms used herein, but not defined, shall have the meaning ascribed to such terms in the Investment Agreement.

Whereas, the Company confirmed to the Joining Party that, pursuant to Section 4.2.1(vi) of Investment Agreement, the Company's has obtained the irrevocable waiver by all applicable shareholders of the Company and by any other applicable third party, with respect to any preemptive rights, rights of first refusal, anti-dilution rights, or similar rights such shareholder or third party may have in connection with the joining of the Joining Party to the Investment Agreement and the issuance to the Joining Party of the shares, the Warrants and the shares underlying the Warrant, all as set forth in the Investment Agreement and in this Joinder Agreement.

Now, Therefore, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Investment Agreement as of the date hereof and shall have all of the rights and obligations of an “Investor” there under as if it had executed the Investment Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investment Agreement and any other document contemplated thereby.

Subject to the terms and conditions set forth in the Investment Agreement, the Company shall:

(1)	issue and allot to the Joining Party, on the dates set forth in this section below, 660 of the Company's Preferred B2 Shares, nominal value NIS 0.01 each (the "Shares"), at a price per Preferred B Share of US$ 363.30, and in consideration for an aggregate purchase price of US$ 240,000 (the "Investment Amount"), which will be transferred to the Company as follows: (i) 50% out of the Investment Amount, payable in consideration for 330 Shares to be issued on the date hereof – upon signing of this Joinder Agreement, subject to the fulfillment of the terms and conditions set forth in Section 4.4 of the Investment Agreement; and (ii) the remaining 50% out of the Investment Amount (the "Additional Amount"), payable in consideration for the remaining 330 Shares to be issued on the date the Additional Amount is actually transferred to the Company – in accordance with the provisions of Section 1.3.2 of the Investment Agreement but in any event, not later than December 31, 2012. For the avoidance of doubt, in the event that the Joining Party does not transfer to the Company (on such dates set forth in Section 1.3.2 of the Investment Agreement) the Additional Amount in full, then the number of Shares actually issued on such dates may be correspondingly reduced to reflect the actual portion out of the Additional Amount transferred to the Company.

(2)	Issue to the Joining Party, on the date hereof, a Warrant (as defined in the SPA) to purchase 66 Shares, at a price per Share of US$ 363.30. Upon receipt by the Company of any portion of the Additional Amount, it shall issue to the Joining Party an additional Warrant covering 20% of the additional portion of the Additional Amount so transferred, in accordance with Sections 3.1 and 4.4.6 of the Investment Agreement (up to Warrants to purchase a maximum of additional 66 Shares).

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: December 29, 2011

/s/ Shmuel Shilo /s/ Dror Glass
Israel Secondary Fund (ISR) L.P.

By:	Shmuel Shilo Dror Glass
Title:	Managing Partners

Address:	14 Shenkar, Herzliya, Israel

Acknowledged and Agreed:

/s/ Oren Bryan
Enzymotec Ltd.

By: Oren Bryan

Title: CFO

Date: December 29, 2011